UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2021

DRAGONEER GROWTH OPPORTUNITIES CORP. III

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40264	98-1560356
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Letterman Drive Building D, Suite M500 San Francisco, CA	94129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 539-3099

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, $0.0001 par value	DGNU	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2021, Jill Putman and Janice Mau were appointed to the board of directors (the “Board”) of Dragoneer Growth Opportunities Corp. III (the “Company”). Ms. Putnam will serve as a Class III director, and Ms. Mau will serve as a Class I director.

Further, the Company entered into letter agreements, dated December 6, 2021, by and between the Company, Dragoneer Growth Opportunities Holdings III (“the Sponsor”), and each of Ms. Putman and Ms. Mau, substantially in the form previously filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (File No. 333-253796) pursuant to which Ms. Putman and Ms. Mau have agreed to vote any Class A ordinary shares or Class B ordinary shares of the Company held by them in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within the time period set forth in the Company’s Amended and Restated Memorandum and Articles of Association; and to certain transfer restrictions with respect to the Company’s securities.

Ms. Putman is not an affiliate of the Company and has not been involved in any related party transactions involving the Company’s executive officers, directors, stockholder’s owning more than 5% of the Company, or immediate family members of such persons.

Ms. Putman is the Chief Financial Officer at Jamf Holding Corp. (“Jamf”), a comprehensive enterprise management software of the Apple platform. Prior to joining Jamf in 2014, Ms. Putman served as Chief Financial Officer of Kroll Ontrack, Inc., a private-equity owned e-discovery firm from July 2011 to May 2014. Prior to her role at Kroll Ontrack, Inc., Ms. Putman was the Divisional Chief Financial Officer and Vice President of Finance at Lifetouch Inc. from 2010 to 2011, where she was responsible for driving strategic planning, controlling and reporting of financial reports, financial planning and analysis and policy development. Ms. Putman also served as Vice President of Finance at McAfee Corp. from 2008 to 2009, and Vice President of Global Finance and Treasurer of Secure Computing Corporation from 1997 until its acquisition by McAfee Corp. in 2008. Prior to joining Secure Computing Corporation, Ms. Putman held several finance positions at Target Corp. (Dayton Hudson Corporation) from 1993 to 1997. Ms. Putman additionally served as an auditor at KPMG LLP, serving in its audit practice, from 1990 to 1993. Ms. Putman has served as a director of Queen’s Gambit Growth Capital since January 2021 and as a director of Integral Ad Science since January 2021. Ms. Putman received a bachelor’s degree in Accounting and Psychology from Luther College in 1989, and a Masters of Business Administration in Finance from the University of St. Thomas – Opus College of Business in 1996 and is an inactive CPA.

In connection with Ms. Putman’s appointment to the Board, our Sponsor transferred 75,000 Class B ordinary shares of the Company to Ms. Putman.

Ms. Mau serves as Vice President of the Company and as Deputy General Counsel of Dragoneer Investment Group, LLC, an affiliate of the Company. From October 2020 to October 2021, Ms. Mau served as Associate General Counsel of Dragoneer Investment Group, LLC. From October 2014 to September 2020, she served as an Associate at Latham & Watkins LLP. Ms. Mau received a bachelor’s degree in Science, Technology & Society and a Doctor of Jurisprudence degree from Stanford University in 2011 and 2014 respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2021

DRAGONEER GROWTH OPPORTUNITIES CORP. III

By:	/s/ Pat Robertson
Name:	Pat Robertson
Title:	Chief Operating Officer